Exhibit 32.2

                    CERTIFICATION OF CHIEF ACCOUNTING OFFICER

   Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350)

     The undersigned executive officer of WVS Financial Corp. (the "Registrant") hereby certifies that the Registrant's Quarterly Report on Form 10-Q for the three months ended December 31, 2003 fully complies with the requirements of
Section 13(a) of the Securities Exchange Act of 1934 and that the information contained therein fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


                                                    /s/ Keith A. Simpson
                                                    ----------------------------
                                                    Keith A. Simpson
                                                    Vice-President and
                                                    Chief Accounting Officer

Date:  February 17, 2004

Note: A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act has been provided to WVS Financial Corp. and will be retained by WVS Financial Corp. and furnished to the Securities and Exchange Commission or its staff upon request.


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

                                   Exhibit 99

                         INDEPENDENT ACCOUNTANTS' REPORT

Board of Directors and Stockholders
WVS Financial Corp.

We have reviewed the accompanying consolidated balance sheet of WVS Financial Corp. and subsidiary as of December 31, 2003, and the related consolidated statement of income for the three and six-month periods ended December 31, 2003 and 2002, the consolidated statement of changes in stockholders' equity for the six-month period ended December 31, 2003, and the consolidated statement of cash flows for the six-month periods ended December 31, 2003 and 2002. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with auditing standards generally accepted in the United States of America, the consolidated balance sheet as of June 30, 2003, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the year then ended (not presented herein); and in our report dated August 1, 2003, we expressed an unqualified opinion on those consolidated financial statements.


/s/ S.R. Snodgrass, A.C.

Wexford, PA
February 11, 2004


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